CHESAPEAKE ENERGY CORPORATION

                      1994 STOCK OPTION PLAN



               as Amended Through October 15, 1996
                 Restated to Reflect Stock Splits
                    Through December 31, 1996

                  CHESAPEAKE ENERGY CORPORATION
                      1994 STOCK OPTION PLAN
                                                             Page

ARTICLE I      General Provisions . . . . . . . . . . . .       1
               1.1   Purpose. . . . . . . . . . . . . . .       1
               1.2   General. . . . . . . . . . . . . . .       1
               1.3   Administration of the Plan . . . . .       1
               1.4   Shares Subject to the Plan . . . . .       2
               1.5   Participation in the Plan. . . . . .       2
               1.6   Determination of Fair Market
                     Value. . . . . . . . . . . . . . . .       2
               1.7   Grants of Options Under Stock
                     Option Agreement . . . . . . . . . .       3
               1.8   Amendment and Termination of the
                     Plan . . . . . . . . . . . . . . . .       3
               1.9   Effective Date . . . . . . . . . . .       3
               1.10  Securities Law Requirements. . . . .       4
               1.11  Stock Certificates . . . . . . . . .       4
               1.12  Option Exercise and
                     Payment for Stock. . . . . . . . . .       4
               1.13  Stock Options and ISO
                     Options Granted Separately . . . . .       5
               1.14  Use of Proceeds. . . . . . . . . . .       5
               1.15  Non-Transferability of Options . . .       5
               1.16  Additional Documents on Death
                     of Participant . . . . . . . . . . .       5
               1.17  Changes in Employment  . . . . . . .       6
               1.18  Stockholder Rights . . . . . . . . .       6
               1.19  Adjustments Upon Changes in
                     Capitalization . . . . . . . . . . .       6
               1.20  Payment of Withholding Taxes . . . .       6
               1.21  Assumption of Outstanding
                     Options. . . . . . . . . . . . . . .       7
               1.22  Retirement and Disability. . . . . .       7

ARTICLE II     Stock Options. . . . . . . . . . . . . . .       7
               2.1   General Terms. . . . . . . . . . . .       7
               2.2   Grant and Terms for Stock Options. .       7

ARTICLE III    ISO Options. . . . . . . . . . . . . . . .       9
               3.1   General Terms. . . . . . . . . . . .       9
               3.2   Grant and Terms of ISO Options . . .       9

ARTICLE IV     Acceleration of Options Upon Corporate
               Event  . . . . . . . . . . . . . . . . . .      10
               4.1   Acceleration of Options  . . . . . .      10
               4.2   Procedures for Acceleration and
                     Exercise . . . . . . . . . . . . . .      11
               4.3   Certain Additional Payments by the
                     Company . . . . . . . . . . . . . . .     11

ARTICLE V      Options Not Qualifying as Incentive Stock
               Options. . . . . . . . . . . . . . . . . .      12

                  CHESAPEAKE ENERGY CORPORATION
                      1994 STOCK OPTION PLAN


                            ARTICLE I

                        General Provisions

          1.1 Purpose. The purpose of CHESAPEAKE ENERGY CORPORA-TION 1994 STOCK OPTION PLAN (the "Plan") shall be to attract, retain and motivate employees (the "Participants") of Chesapeake Energy Corporation (the "Company") and of any parent or subsidiary of the Company by way of granting (i) nonqualified stock options ("Stock Options") and (ii) incentive stock options ("ISO Options"). For purposes of this Plan, Stock Options and ISO Options are sometimes collectively herein called "Options." The ISO Options to be granted under the Plan are intended to be qualified pursuant to
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Stock Options to be granted are intended to be "nonqualified stock options" as described in Sections 83 and 421 of the Code. Further, under the Plan, the terms "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e), (f) and (g) of Section 424 of the Code unless the context clearly indicates to the contrary.

          1.2 General. The terms and provisions of this Article I shall be applicable to both Stock Options and ISO Options unless the context clearly indicates to the contrary.

          1.3   Administration of the Plan.

                (a)  Deemed Separate Plans.  For purposes of
administration, the Plan shall be deemed to consist of two separate stock option plans, a "Non-Director Plan" which is limited to Participants who are employees of the Company or any parent or sub-sidiary of the Company but are not directors of the Company ("Non-Director Participants") and a "Director Plan" which is limited to Participants who are employees of the Company or any parent or sub-sidiary of the Company and also directors of the Company ("Director Participants"). Except for administration and the category of Participants eligible to receive Options, the terms of the Non-Director Plan and the Director Plan are identical.

                (b) Committee Membership. The Non-Director Plan shall be administered by a committee, designated the Regular Option Committee (the "Regular Committee"), of two or more directors of the Company, and the Director Plan shall be administered by a committee, designated the Special Option Committee (the "Special Committee"), of two or more directors of the Company. It is intended that, unless otherwise determined by the Board of Directors of the Company (the "Board"), the members of the Special Committee shall be directors who are not Director Participants. Accordingly, with respect to all decisions relating to Non-Director Participants, including the grant of Options, the term "Committee" shall apply only to the Regular Committee; and, with respect to all decisions relating to Director Participants, including the grant of Options, the term "Committee" shall apply only to the Special Committee.

                (c) Appointment. The members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board.

                (d) Authority of Committee. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any stock option agreement between the Company and any Participant with respect to any Option granted under the Plan (a "Stock Option Agreement"). Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any Stock Option Agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

          1.4 Shares Subject to the Plan. Shares of stock ("Stock") covered by Stock Options and ISO Options shall consist of Four Million Eight Hundred Eighty-Six Nine Hundred Ten (4,886,910) shares of the voting common stock, par value $.01, of the Company. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Option for shares of Stock granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options or ISO Options for such shares of Stock to other Participants.

          1.5 Participation in the Plan. The Committee shall determine from time to time those Participants who are to be granted Stock Options and ISO Options and the number of shares of Stock covered thereby. Provided, in no event may any Participant be granted more than One Million One Hundred Twenty-Five Thousand (1,125,000) Options during any consecutive three calendar year period under the Plan.

          1.6 Determination of Fair Market Value. As used in the Plan, "fair market value" shall have the following meaning: (i) if the common stock of the Company is listed for trading on one or more national securities exchanges or the Nasdaq National Market System (the "NMS"), the reported last sales price on such principal exchange or the NMS as of the granting date, or other relevant date, or if such common stock shall not have been traded on such date, the reported last sales price on such principal exchange or the NMS on the first day prior thereto on which such common stock was so traded; or (ii) if the common stock of the Company is not listed for trading on a national securities exchange or the NMS but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such common stock as of the granting date, or other relevant date, or if there are no such bid prices for such common stock on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed. Provided, if the price of such common stock is not reported or listed as aforesaid, then the "fair market value" of such common stock shall be determined by the Committee as of the relevant date, and the Committee shall utilize any reasonable and prudent method in determining such fair market value, including, without limitation, the obtaining of opinions of independent and well-qualified experts.

          1.7 Grants of Options Under Stock Option Agreement. Each Stock Option or ISO Option granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

          1.8 Amendment and Termination of the Plan. The Plan shall terminate at midnight, October 17, 2004, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may, without the approval of the holders of a majority of the Company's securities present in person or represented by proxy at a meeting of stockholders entitled to vote thereon, increase the aggregate number of shares of Stock which may be purchased under Stock Options or ISO Options granted under the Plan; materially increase the benefits accruing to Participants under the Plan; or materially modify the requirements as to eligibility for participa-tion in the Plan. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option or ISO Option theretofore granted under the Plan without the consent of the affected Participant.

          1.9 Effective Date. The Plan was approved by the Board on October 18, 1994, subject to approval of the holders of a majority of the Company's securities present in person or repre-sented by proxy at a meeting of stockholders entitled to vote thereon, which meeting must occur within twelve (12) months of October 18, 1994. Hereafter, any reference to the effective date of the Plan shall mean the date of approval by the Board.

          1.10 Securities Law Requirements. The Company shall have no obligation to issue any Stock hereunder unless the issuance of such shares would comply with any applicable federal or state securities laws or any other applicable law or regulations thereunder. The Company may legend any stock certificate issued hereunder to reflect any restrictions under federal or state securities laws.

          1.11 Stock Certificates. Upon the exercise of any Stock Option or ISO Option, a Participant shall be issued one or more certificates, as requested by the Participant, representing the Stock purchased pursuant to the exercised Option.

          1.12 Option Exercise and Payment for Stock. To exercise an Option, a Participant shall give written notice of exercise to the person designated by the Committee at the Company's principal office. Payment in full for shares of Stock purchased under this Plan shall accompany a Participant's notice of exercise of an Option, together with payment for any applicable withholding taxes as provided in Section 1.20. Payment shall be made in cash or by check, Stock of the Company or a combination thereof, and no loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of Stock unless such loan or advance has been approved by the Board. In the event that common stock of the Company is utilized as consideration for the purchase of Stock upon the exercise of a Stock Option or an ISO Option, then, such common stock shall be valued at the "fair market value," as defined in Section 1.6 of the Plan, as of the date of exercise. In addition to the foregoing procedure which may be available for the exercise of any Stock Option or ISO Option, the Participant may deliver to the Company a notice of exercise which includes, in lieu of any other payment, an irrevocable instruction to the Company to deliver the stock certificate representing the shares of Stock being purchased, issued in the name of the Participant, to a broker approved by the Company and authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company shall acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Option, the broker may sell the Stock or any portion thereof. The broker shall deliver directly to the Company that portion of the sales proceeds sufficient to cover the Option Price and withholding taxes, if any. Further, the broker may also facilitate a loan to the Participant upon receipt of the notice of exercise in advance of the issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of any Option. For all purposes of effecting the exercise of an Option, the date on which the Participant delivers the notice of exercise to the Company, together with payment for the shares of Stock being purchased as provided in this Section 1.12 and payment for any applicable withholding taxes as provided in Section 1.20, shall be the "date of exercise." If a notice of exercise and payment are delivered at different times, the date of exercise shall be the date the Company first has in its possession both the notice and full payment as provided herein. The Committee may adopt such other procedures which it desires for the payment of the purchase price upon the exercise of a Stock Option or ISO Option which are not inconsistent with the applicable provisions of the Code which relate to Stock Options and ISO Options. In addition to the foregoing, the Committee may, in its sole discretion, permit payment of the exercise price of Stock Options granted under the Plan by the Participant directing the Company to withhold from the shares of Stock to be delivered to the Participant upon exercise of the Stock Option shares of Stock having a "fair market value" as defined in
Section 1.6 of the Plan on the date of payment equal to the amount of the exercise price.

          1.13 Stock Options and ISO Options Granted Separately. Since the Committee is authorized to grant Stock Options and ISO Options to Participants, the grants thereof and Stock Option Agreements relating thereto will be made separately and totally independent of each other. Except as it relates to the total number of shares of Stock which may be issued under the Plan, the grant or exercise of a Stock Option shall in no manner affect the grant and exercise of any ISO Options. Similarly, the grant and exercise of an ISO Option shall in no manner affect the grant and exercise of any Stock Options.

          1.14 Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

          1.15 Non-Transferability of Options. Except as otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by the Participant. More particularly (but without limiting the generality of the foregoing), the Option shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assign-ment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

          1.16 Additional Documents on Death of Participant. No transfer of an Option by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option of the terms and conditions of such Option.

          1.17 Changes in Employment. So long as the Participant shall continue to be an employee of the Company or its parent or one of its subsidiaries, any Option granted to him or her shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue in the employ of the Company or its parent or any of its subsidiaries, or interfere in any way with the right of the Company or its parent or any of its subsidiaries to terminate the Participant's employment at any time.

          1.18 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

          1.19 Adjustments Upon Changes in Capitalization. The aggregate number of shares of Stock available for Options to be granted under the Plan, the Option Price and the ISO Price and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option and an ISO Option shall be appropriately adjusted or modified by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorgani-zation, combination, liquidation, stock dividend or similar transaction involving the Company. Provided, any such adjustment shall be made in such a manner as to not constitute a modification as defined in Section 424(h) of the Code.

          1.20 Payment of Withholding Taxes. No exercise of any Option may be effected until the Company receives full payment for the Stock purchased, as provided in Section 1.12, and for any required state and federal withholding taxes. Payment for withholding taxes shall be made in cash or by check unless the Committee otherwise provides. The Committee may permit payment to be made in the form of common stock of the Company either by the Participant surrendering, or the Company retaining from the shares of Stock to be issued upon exercise of the Stock Option, that number of shares of Stock (based on fair market value) that would be necessary to satisfy the requirements for withholding any amounts of taxes due upon the exercise of such Stock Option. The Committee shall also have the discretion to require that the Company retain shares of Stock issuable upon the exercise of a Stock Option to satisfy any Participant's tax withholding obliga-tions. For the purpose of calculating the fair market value of shares surrendered or retained to pay withholding taxes, the relevant date shall be the date of exercise. In the event a Participant uses the "cashless" exercise/same-day sale procedure set forth in Section 1.12 hereof to pay withholding taxes, the actual sale price of shares sold to satisfy payment shall be used
to determine the amount of withholding taxes payable.   Nothing
herein, however, shall be construed as requiring payment of withholding taxes at the time of exercise if payment of taxes is deferred pursuant to any provision of the Code, and actions satisfactory to the Company are taken which are designed to reasonably insure payment of withholding taxes when due. Each Stock Option Agreement shall provide that, in the event a Partici-pant disposes of any Stock acquired by the exercise of an ISO Option within the two-year period following grant, or within the one-year period following exercise, of the ISO Option, the Participant shall so inform the Company. In such event, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements.

          1.21 Assumption of Outstanding Options. To the extent permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a merger, consolidation, combination, reorganization, liquidation or other similar transaction may assume Options outstanding under the Plan or issue new Options in place of outstanding Options under the Plan with such assumption to be made on a fair and equivalent basis in accordance with the applicable provisions of Section 424(a) of the Code; provided, in no event shall such assumption result in a modification of any Option as defined in Section 424(h) of the Code.

          1.22 Retirement and Disability. For the purpose of this Plan, "Retirement" shall mean the voluntary termination of employment of a Participant with the Company, its parent or any of its subsidiaries after attaining at least 55 years of age, and "Disability" shall mean termination of employment of a Participant after incurring a "disability" as defined in Section 22(e)(3) of the Code.

                            ARTICLE II

                          Stock Options

          2.1 General Terms. With respect to Stock Options granted on or after the effective date of the Plan, the following provisions of this Article II shall apply. The Stock Options granted under this Article II are intended to be "nonqualified stock options" as described in Sections 83 and 421 of the Code.

          2.2 Grant and Terms for Stock Options. Stock Options shall be granted on the following terms and conditions. No Stock Option shall be exercisable more than ten (10) years from the date of grant. Subject to such limitations, the Committee shall have the discretion to fix the period ("Option Period") during which Stock Options may be exercised. At all times during the period commencing with the date a Stock Option is granted to a Participant and ending on the earlier of the expiration of the Option Period applicable to such Stock Option or the date which is three (3) months prior to the date the Stock Option is exercised by such Participant, such Participant must be an employee of either (i) the Company, (ii) a parent or a subsidiary of the Company, or (iii) a successor to the Company or parent or a subsidiary of such successor issuing or assuming a Stock Option in a transaction to which Section 424(a) of the Code applies. Provided, in the case of a Participant who has incurred a Disability, the aforesaid three
(3) month period shall mean a one (1) year period. Provided further, in the event a Participant's employment is terminated by reason of death, the Participant's personal representative may exercise any unexercised Stock Option granted to the Participant under the Plan at any time within three (3) years after the Participant's death but in any event not after the expiration of the Option Period applicable to such Stock Option.

                (a)  Option Price.  The option price ("Option
Price") for shares of Stock subject to any Stock Option shall be determined by the Committee, but in no event shall the Option Price be less than the par value of the Stock.

                (b) Acceleration of Otherwise Unexercisable Stock Options on Retirement, Death, Disability or Other Special Circum-stances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to Retirement, (ii) a Participant who terminates employment due to a Disability, (iii) the personal representative of a deceased Participant, or (iv) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase (within three (3) months of such date of termination of employment or one (1) year in the case of a Participant suffering a Disability or three (3) years in the case of a deceased Participant) all or any part of the shares subject to any Stock Option on the date of the Participant's Retirement, Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, with respect to such Stock Option, had not yet accrued on such date.

                (c) Number of Stock Options Granted. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommen-dation of the officers of the Company, its parent, or a subsidiary of the Company who have supervisory authority over such Partici-pants. The granting of a Stock Option under the Plan shall not affect any outstanding Stock Option previously granted to a Participant under the Plan (or any other plans of the Company).

                           ARTICLE III

                           ISO Options

          3.1 General Terms. With respect to ISO Options granted on or after the effective date of the Plan, the following provi-sions in this Article III shall apply to the exclusion of any inconsistent provision in any other Article in this Plan since the ISO Options to be granted under the Plan are intended to qualify as "incentive stock options" as defined in Section 422 of the Code.

          3.2 Grant and Terms of ISO Options. No ISO Options shall be granted to any person who is not eligible to receive "incentive stock options" as provided in Section 422 of the Code. No ISO Options shall be granted to any Participant if, immediately before the grant of an ISO Option, such employee owns more than 10% of the total combined voting power of all classes of stock of the Company, its parent or its subsidiaries (as determined in accor-dance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the ISO Option is granted, the ISO Price (as defined below) is at least 110% of the "fair market value" of the Stock subject to the ISO Option, and such ISO Option by its terms is exercisable no more than five (5) years from the date such ISO Option is granted.

                (a) ISO Option Price. The option price for shares of Stock subject to an ISO Option ("ISO Price") shall be determined by the Committee, but in no event shall such ISO Price be less than the greater of (a) the "fair market value" of the Stock on the date of grant or (b) the par value of the Stock.

                (b) Annual ISO Option Limitation. With respect to ISO Options granted, in no event during any calendar year will the aggregate "fair market value" (determined as of the time the ISO Option is granted) of the Stock for which the Participant may first have the right to exercise under any "incentive stock options" granted under the Plan and all other plans qualified under Section 422 of the Code which are sponsored by the Company, its parent and any subsidiary exceed $100,000. ISO Options which are in excess of the applicable $100,000 limitation will be recharacterized as Stock Options as provided under Article V herein.

                (c) Terms of ISO Options. ISO Options shall be granted on the following terms and conditions: No ISO Option shall be exercisable more than ten (10) years from the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "ISO Period") during which any ISO Option may be exercised. ISO Options granted shall not be transferable except by will or by laws of descent and distribution. At all times during the period commencing with the date an ISO Option is granted to a Participant and ending on the earlier of the expira-tion of the ISO Period applicable to such ISO Options or the date which is three (3) months prior to the date the ISO Option is exercised by such Participant, such Participant must be an employee of either (i) the Company, (ii) a parent or a subsidiary of the Company, or (iii) a successor to the Company or a parent or a subsidiary of such successor issuing or assuming an ISO Option in a transaction to which Section 424(a) of the Code applies. Provided, in the case of a Participant who incurs a Disability, the aforesaid three (3) month period shall mean a one (1) year period. Provided further, in the event a Participant's employment is terminated by reason of death, the Participant's personal represen-tative may exercise any unexercised ISO Option granted to the Participant under the Plan at any time within three (3) years after the Participant's death but in any event not after the expiration of the ISO Period applicable to such ISO Option.

                (d) Acceleration of Otherwise Unexercisable ISO Options on Retirement, Death, Disability or Other Special Circum-stances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to Retirement, (ii) a Participant who terminates employment due to a Disability, (iii) the personal representative of a deceased Participant, or (iv) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase (within three (3) months of such date of termination of employment or one (1) year in the case of a Participant suffering a Disability or three (3) years in the case of a deceased Participant) all or any part of the shares subject to any ISO Option on the date of the Participant's Retirement, Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, had not accrued on such date.

                (e) Number of ISO Options Granted. Subject to the applicable limitations contained in the Plan with respect to ISO Options, Participants may be granted more than one ISO Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company, its parent or a subsidiary of the Company who have supervisory authority over such Participants. Further, the granting of an ISO Option under the Plan shall not affect any outstanding ISO Option previously granted to a Participant under the Plan.

                            ARTICLE IV

           Acceleration of Options Upon Corporate Event

          4.1 Acceleration of Options. Where dissolution or liquidation of the Company or any merger, consolidation, combina-tion, reorganization or similar transaction in which the Company is not a surviving corporation is involved and no provision is made for the assumption of outstanding Options or the substitution therefor, consistent with Section 4.2 hereof, each outstanding Option granted hereunder shall terminate upon the occurrence of the transaction, but the Participant shall have the right, immediately prior thereto, to exercise his or her Option, in whole or in part, to the extent that it shall not have been previously exercised, without regard to any vesting provisions.

          4.2 Procedures for Acceleration and Exercise. If the Company shall, pursuant to action by its Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant not less than forty (40) days prior to the anticipated effective date of the proposed transaction, and his or her Option shall become one hundred percent (100%) vested and, prior to a date specified in such notice, which shall be not more than ten (10) days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his or her Option to purchase any or all of the Stock then subject to such Option. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consumma-tion of the transaction, in which event such Participant need not make payment for the Stock to be purchased upon exercise of such Option until five (5) days after written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Section 4.2, such vesting shall be deemed annulled, and the vesting schedule set forth in the Participant's Stock Option Agreement shall be reinstituted, as of the date of such abandonment.

          4.3 Certain Additional Payments by the Company. The Committee may, in its sole discretion, provide in any Stock Option Agreement for certain payments by the Company in the event that acceleration of vesting of any Option under the Plan is considered a payment by the Company (a "Payment") subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, interest and penalties, collectively, the "Excise Tax"). A Stock Option Agreement may provide that the Participant shall be entitled to receive a payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.


                            ARTICLE V

        Options Not Qualifying as Incentive Stock Options

          With respect to all or any portion of any Option granted under the Plan not qualifying as an "incentive stock option" under
Section 422 of the Code, such Option shall be considered as a Stock Option granted under this Plan for all purposes. Further, this Plan and any ISO Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of
Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all ISO Options granted hereunder shall be "incentive stock options" described in
Section 422 of the Code. Further, in the event that the Committee grants ISO Options under this Plan to a Participant, and, in the event that the applicable limitation contained in Section 3.2 (b) herein is exceeded, then, such ISO Options in excess of such limitation shall be treated as Stock Options under this Plan subject to the terms and provisions of the applicable Stock Option Agreement, except to the extent modified to reflect recharacteriza-tion of the ISO Options as Stock Options.